AMENDED AND RESTATED PROMISSORY NOTE

Borrower:                                Western United Financial Corporation of
                                         70 South Lake Avenue, Suite 900
                                         Pasadena, CA 91101

Lender:                                  Richard Alston

Principal Amount:                        $200,000.00

1. This Amended and Restated Promissory Note (this "Note") amends and restates in its entirety that certain Promissory Note, dated as of October 12, 2006, by and between Western United Financial Corporation, as Borrower, and Richard Alston, as Lender.

2. FOR VALUE RECEIVED, Western United Financial Corporation promises to pay to Richard Alston at such address as may be provided in writing to Western United Financial Corporation, the principal sum of two hundred thousand ($200,000.00) USD or such lesser amount, as the case may be, equal to the funds advanced by Richard Alston to or on behalf of Western United Financial Corporation, with interest payable on the unpaid principal at the rate of 3.60 percent per annum, calculated half-yearly not in advance. Documentation to substantiate all amounts advanced to or on behalf of Western United Financial Corporation pursuant to this Note shall be attached hereto as such funds are so advanced.

3. This Note will be repaid in full on April 28, 2007.

4. At any time while not in default under this Note, Western United Financial Corporation may pay the outstanding balance then owing under this Note to Richard Alston without further bonus or penalty.

5. This Note will be construed in accordance with and governed by the laws of the State of California.

6. If any term, covenant, condition or provision of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Note will in no way be affected, impaired or invalidated as a result.

7. All costs, expenses and expenditures including, and without limitation, the reasonable legal costs incurred by Richard Alston in enforcing this Note as a result of any default by Western United Financial Corporation, will be added to the principal then outstanding and will immediately be paid by Western United Financial Corporation.

8. This Note will inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of Western United Financial Corporation and Richard Alston. Western United Financial Corporation waives presentment for payment, notice of non-payment, protest and notice of protest.
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9. Mandatory prepayment. In the event that an initial public offering for
Western United Financial Corporation (the "IPO") is completed before April 28, 2007, Western United Financial Corporation will make full repayment of this Note within seven days following the IPO closing date.

IN WITNESS WHEREOF Western United Financial Corporation has duly affixed its signature by a duly authorized officer under seal on this 21st day of February, 2007.

SIGNED, SEALED, AND DELIVERED this 21st day of February, 2007.

                                            Western United Financial Corporation

                                            By: /s/ V. Charles Jackson
                                                ------------------------
                                                Name: V. Charles Jackson
                                                Title:   Chief Executive Officer